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                                                                      EXHIBIT 5

                       [FULBRIGHT & JAWORSKI LETTERHEAD]


January 16, 1996


Tesoro Petroleum Corporation
8700 Tesoro Drive
San Antonio, Texas  78217

Dear Sirs:

             We have acted as counsel for Tesoro Petroleum Corporation, a Delaware corporation (the "Company"), in connection with the proposed offer by the Company of up to 1,387,744 shares of Common Stock, $.16 2/3 par value ("Common Stock"), of the Company (the "Securities") in connection with the proposed merger of Coastwide Energy Services, Inc. with and into a wholly-owned subsidiary of the Company.

             In connection with such matters, we have examined, among other things, the Certificate of Incorporation and the Bylaws of the Company, the corporate proceedings with respect to the offer and issuance of the Securities and the Registration Statement on Form S-4 as filed by the Company on the date of this letter with the Securities and Exchange Commission, for the registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act") (the Registration Statement, as amended at the time it becomes effective, being herein referred to as the "Registration Statement").

             Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Securities have been duly authorized for issuance and when issued, delivered, sold and paid for in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

             The opinions expressed herein are limited exclusively to the General Corporation Law of the State of Delaware.

             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under "Legal Matters" in the Proxy Statement/Prospectus forming a part of the Registration Statement.
In giving this consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                       Very truly yours,



                                       FULBRIGHT & JAWORSKI L.L.P.